CONVERTIBLE LOAN AND WARRANT SUBSCRIPTION AGREEMENT
THIS AGREEMENT dated for reference the 8th day of March, 2018 and made,
BETWEEN:
ONLINE DISRUPTIVE TECHNOLOGIES,INC. , a company incorporated under the laws of the State of Nevada, having an office at Matam Advanced Technology Park, Building #23, P.O. BOX 15050, Haifa 3190501, Israel;
(the “Borrower”)
AND:
Those parties listed on Schedule A hereto who have advanced funds pursuant to this Agreement;
(the “Lenders” )
WITNESSES THAT WHEREAS:
A.  The Borrower has applied to the Lenders for an unsecured loan in the aggregate minimum principal amount of $250,000 US (the “Loan”) to be utilized by the Borrower for the purposes described in Section 3.
B. The Borrower will issue to the Lenders on Conversion exercise or the Payment Date, whichever is earlier, Warrants in a number equalling the amount of each Lender’s Loan divided by the Conversion Price; and
C.  The parties wish to provide for the terms and conditions upon which the Loan will be made available to the Borrower.
THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lenders and the Borrower warrant and represent to and covenant and agree with each other as set forth below.
1.	DEFINITIONS; INTERPRETATION
1.1 For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):
(a)	“Accredited Investor” means an accredited investor as that term is defined by Regulation D promulgated under the Securities Act, as applicable;
(b)	“Affiliate” has the meaning given to it in the Securities Act;
(c)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(d)
“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lenders arising under and pursuant to the Loan (including, without limitation, at any point in time the principal amount outstanding under the Loan, all unpaid accrued interest thereon and all fees and costs and expenses then payable under this Agreement in connection therewith);

(e)	“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in Boston, Massachusetts are required to be open for business;
(f)	“Common Shares” means fully paid non assessable common shares par value of $0.001 in the capital of the Borrower;
(g)	“Conversion” means the right of the Lenders to convert any portion of the outstanding Loan as set out in section 8;
(h)	“Conversion Price” means the lower of the Funding Price or $0.20;
(i)	“Event of Default” means any of the events specified in Section 11, and “Default” mean any of such events, whether or not any such requirement has been satisfied;
(j)
“Funding Event” means either (i) the receipt by the Company of aggregate gross proceeds of $5,000,000 or more pursuant to all brokered or non-brokered private placements from the date hereof, or (ii) the Company files a registration statement which is cleared by the Securities and Exchange Commission in the United States for the purpose of raising any amount or for the purpose of becoming listed on a U.S. stock exchange;

(k)
“Funding Price” means the price at which Common Shares are issued pursuant to the Funding Event; if no Funding Event occurs before the Maturity Date, the Funding Price will be $0.20; and if various private placements are conducted at more than one price to aggregate $5,000,000, the Funding Price will be the lowest price of such private placements for each Common Share issued. The Funding Price is not affected by Common Share issuances pursuant to existing rights to purchase shares;

(l)	“GAAP” means United States generally accepted accounting principles, or International Financing Reporting System (“IFRS”), as utilized by the Borrower and applied on a consistent basis;
(m)	“Interest Payment Date” means the Maturity Date;
(n)	“Interest Rate” means ten percent (10%) per annum calculated as herein provided;
(o)
“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge (whether fixed or floating), security interest (including, without limitation, any assignment, notice or security interest filed pursuant to applicable federal, state or other laws) or other encumbrance, or any interest or title of any vendor, lessor, or Lenders to or other secured party of such Person under any conditional sale or other title retention agreement, upon or with respect to any property, asset or undertaking of such Person, including any agreement to create any of the foregoing, and whether arising under any statute, law, contract or otherwise;

(p)	“Loan” means the convertible loan in the amount subscribed for herein established by the Lenders in favour of the Borrower pursuant to this Agreement and actually advanced by the Lenders;
(q)	“material adverse effect” in respect of the Borrower means a material adverse effect on the business, operations, affairs, financial condition, property, assets or undertakings of the Borrower;
(r)	“material” means, in respect of the Borrower, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower;
(s)	“Maturity Date” has the meaning set out in Section 5 of this Agreement;
(t)	“Payment Date” means the date that the Borrower repays the Loan;
(u)
“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(v)	“Securities” means the Loan, the Warrants, the Warrant Shares and the Common Shares;
(w)	“Securities Act” means the United States Securities Act of 1933, as amended or replaced from time to time;
(x)	“Subsidiary” has the meaning given to it in the Securities Act;
(y)	“Warrant” means a warrant to purchase a Common Share for a period of twenty four months from issuance. One whole warrant may be exercised at a price equal to the Funding Price per Common Share; and
(z)	“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.
1.2 All dollar figures refer to United States dollars.
2.	LOAN AND WARRANTS
2.1 Subject to the terms and conditions of this Agreement, the Lenders hereby establish and agree to advance the Loan to the Borrower in the sums as set out in Schedule A attached. Each Lender may sign a separate Schedule A and each such Schedule A taken together will form one unified Schedule A.
2.2 Each Lender and its beneficial owner represents that if it resides in the United States, it is an Accredited Investor as that term is defined in applicable United States securities rules, and the Borrower will provide an additional questionnaire for the Lender to fill in to determine whether the Lender qualifies as an Accredited Investor.
2.3 The amount due and owing to each Lender will be established by the Borrower in records, which records will be prima facie evidence of the amount owed. In case of a dispute as to the amount owed to a Lender, the Borrower and the Lender will jointly appoint an auditor firm who does not work for either party (the “Independent Auditor”) who will be appointed to determine the amount owed. The Independent Auditor will determine the amount owed and such determination by the auditors will be conclusive.

2.4 Each Lender agrees and acknowledges that all payments made by the Borrower will be made in proportion to the relative amounts of the indebtedness of the Borrower to each Lender as at the date of such payment.
2.5 On the earlier of the Conversion Exercise or the Payment Date , the Borrower will issue to each Lender a Warrant Certificate representing a number of Warrants equal to the amount of the Loan of such Lender divided by the Conversion Price. The Warrants will contain standard warrant clauses similar to warrants previously issued by the Company.
3.	PURPOSE
3.1 The Loan will be made available to the Borrower mainly for the purpose of preparing the Borrower for a major fundraise either by private placement or public offering, as well as its research, development, marketing and its general corporate purposes. No Loan proceeds will be used to repay current outstanding loans or debts not incurred as ordinary operating expenses.
4.	AVAILABILITY
4.1 The Loan will be available on the day of closing of this Agreement. Closing will occur immediately upon execution of this Agreement and advance of the Loan to the Borrower or its attorneys for closing.
5.	TERM
5.1 Subject to the provisions of Section 7 and 8, the Borrower will pay the Borrower’s Indebtedness to the Lenders in full on the date which is two (2) years after closing (the “Maturity Date”), unless sooner converted, prepaid or accelerated upon the occurrence and during the continuance of an Event of Default.
6.	INTEREST
6.1 The outstanding principal balance of the Loan will bear interest at the Interest Rate.
6.2 Interest at the Interest Rate will be calculated semi-annually, not in advance, as well as before maturity, default, demand and judgment, and will be due on the Maturity Date.
6.3 All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder will be added to the principal balance of the Loan and will bear interest at the Interest Rate until paid in full.
7.	REPAYMENT
7.1 On the Maturity Date the Borrower will pay to the Lenders the Borrower’s Indebtedness then outstanding in full.
7.2 Subject to section 7.4, the Borrower will be entitled to prepay the whole or any portion of the Borrower’s Indebtedness at any time and from time to time, with one weeks’ notice, provided, however, that if the Loan is repaid within one year from the date of closing, the Lenders will have earned and will be paid one full year’s interest on the principal advanced from the closing date.

7.3 All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.
7.4 Upon Borrower providing one week’s notice pursuant to section 7.2, Lenders may within 3 days of receipt of such notice notify the Borrower in writing to convert all of a portion of the Indebtedness to Common Shares pursuant to Article 8, and such conversion will take precedence over the Borrower’s right to prepay.
7.5 Subject to the provisions hereof, all payments received by the Lenders on account of the Borrower’s Indebtedness will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding.  If any payment is received at any time while an Event of Default remains outstanding or after demand has been made for the repayment of the Borrower’s Indebtedness, the Lenders may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lenders in its sole discretion may determine and the Lenders may from time to time revoke and change any such appropriation.
7.6 The Borrower is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower under this Agreement; and amounts from time to time owing, paid, or repaid by the Borrower under this Agreement.  All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under this Agreement; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under this Agreement. In case of a dispute as to the amount owed to a Lender, the Borrower and the Lender will jointly appoint an Independent Auditor who will be appointed to determine the amount owed. The Independent Auditor will determine the amount owed and such determination by the auditors will be conclusive.
7.7 Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day.  If the date for any payment on the Borrower’s Indebtedness is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such Business Day.
8.	CONVERSION TO SHARES
8.1 Within fifteen (15) Days after the earlier to occur of the Maturity Date and the Funding Event, if the Borrower has not previously repaid the Loan prior to such date, the Lenders or any of them may by written notice (the "Notice") to the Borrower, exercise their rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan and including accrued Interest as of that date into Common Shares, at a price per Common Share equal to the Funding Price. The Borrower will provide all information reasonably requested by Lenders in order for Lenders to make an informed decision as to whether to exercise the Conversion.
8.2 Within seven (7) days of Notice by a Lender exercising its rights of Conversion hereunder, the Borrower shall deliver a Share Certificate or evidence of such issuance acceptable to the Lender representing the number of Shares acquired by the Lender pursuant to the calculation set out in subparagraph 8.1 of this Agreement.

9.	REPRESENTATIONS AND WARRANTIES
9.1 The Borrower represents and warrants as follows:
(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Nevada;
(b)
it has the corporate power and capacity to carry on business as currently conducted by it, own property or interests therein, borrow and lend money, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby;

(c)
there is no action, suit, investigation or proceeding outstanding or pending or, to the knowledge of the Borrower, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect;

(d)	all material information regarding the Borrower is disclosed by the Borrower on EDGAR, and such public information contains no material misstatements and is up to date;
(e)
it has not agreed or consented to, nor has it agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien; and

(f)
the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a material breach of any of the terms, conditions, or provisions of:

(i)	its organizational documents,
(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking, or
(iii)
any material agreement or instrument binding to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it.

10.	RATCHET
10.1 If at any time prior to the earlier of the Maturity Date and the Funding Event, the Borrower raises funds at a price per Common Share (the “Reduced Price”) less than the effective price paid by the Lenders upon acquisition of their Company Common Share in their prior investments, such price being the “Prior Investment Price”, the Borrower will reset the Prior Investment Price issuable to each Lender for the amount equal to the lower of the prior investment made by such Lender (in the case of Hanan the amount of $356,991 and in the case of A. Zuker the amount of $152,995 (for each, its “Prior Investment”)) and the amount invested by such Lender under this Agreement (such lower amount called the “ Covered Investment”). The incremental number of Common Shares to be issued to the Lender by the Borrower is (a) the Covered Investment divided by the Reduced Price less (b) the number of Common Shares previously issued by the Borrower in respect of the Covered Investment.

11.	EVENTS OF DEFAULT
11.1 Notwithstanding and without prejudice to the Maturity Date, at the option of the Lenders, the Borrower’s Indebtedness will immediately become due and payable and this Agreement will become enforceable upon the happening of any one or more of the following events:
(a)	if the Borrower:
(i)
fails to make any payment of principal, interest, or other money payable by it hereunder or under this Agreement when the same becomes due hereunder or thereunder which failure continues unremediated for more than ten (10) days, or

(ii)
fails to observe or perform any covenant contained in this Agreement and upon notice by the Lenders, the Borrower fails to cure the same within Thirty (30) days of the Borrower’s receipt of such notice;

(b)	if any representation or warranty given by or on behalf of the Borrower is untrue in any material respect;
(c)	if an order is made or a resolution is passed for the winding‑up of the Borrower, or if a petition is filed for the winding‑up of the Borrower;
(d)
if the Borrower commits or threatens to commit any act of bankruptcy; becomes insolvent; or makes an assignment or proposal under applicable law in any jurisdiction, a general assignment in favour of its creditors, or a bulk sale of its assets; or if a bankruptcy petition is filed or presented against the Borrower which the Borrower does not vigorously oppose;

(e)	if a receiver, receiver and manager, or receiver‑manager, or any person with like powers, is appointed for all or any of the property, assets and undertakings of the Borrower;
(f)	if the Borrower ceases to carry on business;
(g)
if any execution, sequestration, extent, or any other process of any kind is levied upon or enforced against any part of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower and remains unsatisfied for a period of thirty (30) days as to personal property, unless such process is disputed in good faith and does not jeopardize or impair the Loan repayment in any material way; and

(h)
if a distress or analogous process is levied upon the material property, assets or undertakings of the Borrower, any subsidiary of the Borrower, or any part thereof, unless the process is disputed in good faith.

12.	SECURITIES ISSUED
12.1 The Lenders each represent and warrant to, and covenants and agrees with the Borrower that:
(a)
each Lender makes the Loan to the Borrower and acquires the Loan, the Conversion right and the Warrants in reliance upon the Exemption from registration provided by Section 506 of Regulation D of the Securities Act or as an offshore investor under Regulation S;

(b)	each Lender is eligible to make the Loan to the Borrower and acquire the Securities in the Borrower;
(c)	each Lender is aware of the significant economic and other risks involved in making the Loan to the Borrower and in acquiring and/or exercising the Conversion right and Warrants;
(d)
each Lender has consulted with its own securities advisor as to its eligibility to acquire the Securities under the laws of its home jurisdiction and acknowledges that the Borrower has made no effort and takes no responsibility for the consequences to the Lender as a foreign investor acquiring the Securities; and

(e)	each Lender acknowledges that:
(i)	there are substantial restrictions on the sale or transferability of any Securities and the Lender is purchasing unregistered securities;
(ii)	although the Borrower’s shares are currently listed, they are not trading on the OTC Bulletin Board and no trading market currently exists;
(iii)	there has been no general solicitation by the Borrower respecting the Loan and the Securities; and
(iv)	the Lender has made its decision to acquire the Securities based on the information filed by the Borrower on EDGAR and provided to the Lenders by Borrower’s management.
12.2 Each Lender makes the Loan to the Borrower and acquires the Conversion right as principal for its own account and not for the benefit of any other person.
13.	SECURITIES EXEMPTION
13.1 The Lenders acknowledge that any Securities issued pursuant hereto will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.
13.2 Each certificate representing the Securities of the Lenders shall bear a restrictive legend respecting resale as required under Securities and Exchange Commission and other applicable laws.
14.	WAIVER
14.1 The Lenders may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement, but any waiver by the Lenders of such breach or default, or any failure to take any action to enforce its rights hereunder or under this Agreement will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

15.	MISCELLANEOUS
15.1 No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable against the Lenders unless it is by a formal instrument in writing expressed to be a modification of this Agreement, and executed in the same fashion as this Agreement.
15.2 All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person without consent of the Lenders.
15.3 Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Israel or the United States, as the case may be, the notice to the following address or number:
(a)	If to the Borrower:
ONLINE DISRUPTIVE TECHNOLOGIES, INC.
MATAM Advanced Technology Park, Building #23
P.O. BOX 15050,
 Haifa 3190501, Israel
Attention: Eyal Davidovits and Giora Davidovits
email: eyald@savicell.com & giorad@savicell.com
with a copy to (which does not constitute notice):
CLARK WILSON LLP
800 – 885 West Georgia Street
Vancouver, BC  V6C 3H1
 Canada
Attention: Bernard Pinsky
email: bpinsky@cwilson.com
(b)	If to the Lenders:
To the address as set out for each Lender on Schedule A,
(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.  Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.
15.4 This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of Israel.  The Lenders and the Borrower hereby attorn to the courts of competent jurisdiction located in the City of Haifa in any proceedings hereunder.
15.5 The Lenders acknowledge that they have consulted with and are represented by legal counsel which is independent of Borrower’s counsel, Clark Wilson LLP.
15.6 This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.
15.7 This Agreement, the schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence is expressly superseded and terminated by this Agreement.
15.8 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the 8th day of March, 2018.

ONLINE DISRUPTIVE TECHNOLOGIES,INC.
Per: “signed”
   Authorized Signatory

                                   SCHEDULE A
LENDER

Lender	Principal Amount	Signature of Authorized Signatory
Include name, address, telephone, email and SSN, SIN or Business Number, as applicable
A. Zuker Holdings Ltd.	$100,000	Per: "signed” Authorized Signatory
Hanan Shahaf Holdings Ltd.	$250,000	Per: “signed” Authorized Signatory